SECOND AMENDMED OPERATING AGREEMENT

This Second Amended Operating Agreement (the “Agreement”), is made on January 31, 2011 (the “Effective Date”) between Shrink Nanotechnologies, Inc., a Delaware corporation, (hereinafter referred to as the “Company”) and BCGU, LLC, a Nevada limited liability company (the “Consultant”).

WHEREAS, on October 1, 2009, the Company and the Consultant executed the First Amended operating agreement (the “First Amended Operating Agreement”), which provided for certain defined services in exchange for compensation;

WHEREAS, the parties hereby agree to further amend the First Amended Operating Agreement with this Second Amended Operating Agreement;

WHEREAS, the Company and Consultant have agreed to reduce the cost of the Services (as defined herein) and as set forth herein;

WHEREAS, Consultant is qualified to provide the Company with the Services and is desirous to perform such Services for the Company; and

WHEREAS, the Company acknowledges indebtedness of $615,000 owed to Consultant under the previous Agreement, which remains due and owing,  and wishes to induce Consultant to continue to provide the Services and wishes to contract with the Consultant regarding the same and compensate Consultant in accordance with the terms herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1.           APPOINTMENT.  The Company hereby engages Consultant and Consultant agrees to continue to render the Services to the Company as a consultant upon the terms and conditions at the reduced monthly fee as hereinafter set forth.

2.           TERM.  Subject to Section 8(a), the term of this Consulting Agreement shall continue as set forth in the previous First Amended Operating Agreement, and shall terminate 20 months after the date hereof on October 1, 2012 (hereinafter, the "Term").

3.           SERVICES.  During the term of this Agreement, Consultant shall continue to provide the Company with the following “Services.”  Services shall be limited to making recommendations and offering advice to the Company’s Officers, Directors and other key Company personnel.    Consultant will rely upon the Company’s management and board of directors to, in the Company’s sole discretion, accept or reject its recommendations.  Under no circumstances, even in the event that Consultant is to perform onsite analysis, shall Consultant be responsible for making any decisions on behalf of the Company.

a.           Company wishes for Consultant to:

▪ Provide day-to-day management services;
▪ Provide controller and bookkeeping services for the Company and itssubsidiaries;
▪ Provide administrative support staff, reception, clerical and filing;
▪ Provide support and staffing to prepare the Company’s SEC filings andReports.

b.           Consultant agrees to provide the Services on a timely basis via: meetings with Company representatives which may include other professionals; conferences calls with Company representatives and other professionals; and/or written correspondence and documentation.  Consultant cannot guarantee the results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its network of contacts.

4.           COMPENSATION.                                           In connection with this Agreement, the foregoing shall be referred to as “Compensation.”  All Compensation due to be delivered and/or paid to Consultant pursuant to this Agreement shall be deemed completely earned, due, payable and non-assessable as of the date the Compensation is due to or vested in Consultant.  Compensation shall consist of US $20,000 cash payable on the 1st day of every month (the “Monthly Fee”).  The Company further acknowledges outstanding debt found in the terms of the First Amended Operating Agreement in the amount of $615,000 completely earned, due, payable and non-assessable as of the effective date of this agreement.  Any unpaid amounts shall be resolved for that period at the time the Company makes a 10% interest bearing convertible note (convertible into Company common shares) payable to the Consultant for the unpaid and accrued monies, including any unpaid amounts as a result of the First Amended Operating Agreement and those found in this Agreement, if any, and delivers the same convertible note to the Consultant.

5.           REPRESENTATIONS AND WARRANTIES OF COMPANY.

 The Company hereby represents, warrants and agrees as follows:

a.           This Agreement has been authorized, executed and delivered by the Company and, when executed by the Consultant will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

b.           The financial statements, audited and unaudited (including the notes thereto) provided to Consultant, (the “Financial Statements”), will present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such Financial Statements will be prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

c.           The Company is validly organized, existing and with active status under the laws the State of Nevada.

d.           The securities to be issued to Consultant, if any, have all been authorized for issuance and when issued, delivered and tendered to the Consultant by the Company will be validly issued, fully paid and non-assessable.

e.           Since date of the most recent of the Financial Statements, there has not been any (A) material adverse change in the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, (B) transaction that is material to the Company, except transactions in the ordinary course of business, (C) obligation that is material to the Company, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (D) change that is material to the Company or in the common shares or outstanding indebtedness of the Company, or (E) dividend or distribution of any kind declared, paid, or made in respect of the common shares.

f.           The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its advisory functions.  Consultant in the absence of notice in writing from the Company, will rely on the continuing accuracy of material, information and data supplied by the Company.  Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

6.           INDEMNIFICATION.                                             The Company agrees to indemnify the Consultant and hold it harmless against any losses, claims, damages or liabilities incurred by the Consultant, in connection with, or relating in any manner, directly or indirectly, to the Consultant rendering the Services in accordance with the Agreement, unless it is determined by a court of competent jurisdiction that such losses, claims, damages or liabilities arose out of the Consultant’s breach of this Agreement, sole negligence, gross negligence, willful misconduct, dishonesty, fraud or violation of any applicable law.  Additionally, the Company agrees to reimburse the Consultant immediately for any and all expenses, including, without limitation, attorney fees, incurred by the Consultant in connection with investigating, preparing to defend or defending, or otherwise being involved in, any lawsuits, claims or other proceedings arising out of or in connection with or relating in any manner, directly or indirectly, to the rendering of any Services by the Consultant in accordance with the Agreement (as defendant, nonparty, or in any other capacity other than as a plaintiff, including, without limitation, as a party in an interpleader action).  The Company further agrees that the indemnification and reimbursement commitments set forth in this paragraph shall extend to any controlling person, strategic alliance, partner, member, shareholder, director, officer, employee, agent or subcontractor of the Consultant and their heirs, legal representatives, successors and assigns.  The provisions set forth in this Section shall survive any termination of this Agreement.

7.           COMPLIANCE WITH SECURITIES LAWS.  The Company understands that any and all compensation outlined in this Agreement shall be paid solely and exclusively as consideration for the aforementioned consulting efforts made by Consultant on behalf of the Company as an independent contractor.  The Parties to be performing the services outlined in this Agreement are natural persons.  Consultant has been engaged to provide the Company with traditional “public company” business, technical and related business services.  Consultant’s engagement does not involve the marketing of any Company securities nor is Consultant being hired to raise money for the Company.

8.           MISCELLANEOUS.

a.           Termination:  This Agreement may be terminated by either Party for any reason at any time on 30 days notice (hereinafter referred to as a “Termination”).

b.           Modification:  This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof.  This Agreement may be amended only in writing signed by both Parties.

c.           Notices:  Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person to the Parties at the addresses set forth above.

d.           Waiver:  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement. Consultant does not waive any amounts owed or rights of enforcement or other remedies with respect to, previous amounts of $615,000 owed and due to Consultant as of the date hereof.

e.           Assignment:  Compensation under this Agreement is assignable at the sole discretion of the Consultant.

f.           Severability:  If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect.  If any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If any compensation provision is deemed unenforceable or illegal, then in the case of the delivery of common stock to the Consultant, Consultant shall be entitled to receive a cash benefit equal to the value of the common stock that would have been tendered had such a provision not been illegal or unenforceable.

g.           Arbitration:  Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof.  Arbitration shall occur only in San Diego County, CA.  The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California.

h.           Governing Law:  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of California (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN THE COUNTY OF SAN DIEGO, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.   If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys fees, expenses and costs.

i.           Specific Performance:  The Company and the Consultant shall have the right to demand specific performance of the terms, and each of them, of this Agreement.

j.           Execution of the Agreement:  The Company, the party executing this Agreement on behalf of the Company, and the Consultant, have the requisite corporate power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by the Company and the Consultant of this Agreement.  This Agreement has been duly and validly executed and delivered by the Company and the Consultant and constitutes a valid and binding obligation, enforceable in accordance with the respective terms herein.  Upon delivery of this Agreement, this Agreement, and the other agreements and exhibits referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.  Delivery may take place via facsimile transmission.

k.           Joint Drafting and Reliance on Independent Counsel.  This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any one party shall be made solely by virtue of such party allegedly having been the draftsperson of this Agreement.  The Parties have each conducted sufficient and appropriate due diligence with respect to the facts and circumstances surrounding and related to this Agreement.  The Parties expressly disclaim all reliance upon, and prospectively waive any fraud, misrepresentation, negligence or other claim based on information supplied by the other Party, in any way relating to the subject matter of this Agreement.  Company was apprised of conflicts of interest between Mark L. Baum, Esq. (“Baum”) and James B. Panther II and their related controlled entities.  Baum is also a licensed attorney in the State of California.  Pursuant to the California Rules of Professional Conduct, Company was advised by Baum to have independent legal counsel review the Agreement prior to its execution by the Company.  The Company did in fact take advantage of the advice of legal counsel other than Baum prior to executing this Agreement.

l.           Acknowledgments and Assent.  The Parties acknowledge that they have been given at least ten (10) days to consider this Agreement and that they were advised to consult with an independent attorney prior to signing this Agreement and that they have in fact consulted with counsel of their own choosing prior to executing this Agreement.  The Parties may revoke this Agreement for a period of three (3) days after signing this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this three (3) day revocation period.  The Parties agree that they have read this Agreement and understand the content herein, and freely and voluntarily assent to all of the terms herein.

SIGNATURE PAGE

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

SHRINK NANOTECHNOLOGIES, INC. _________________________________ By: Mark L. Baum Its: CEO	BCGU, LLC ___________________________________ By: James B. Panther, II Its: Managing Director

A FACSIMILE COPY OF THIS AGREEMENT SHALL HAVE THE SAME LEGAL EFFECT AS AN ORIGINAL OF THE SAME.